Exhibit 99.2

Duos to Present at the LD Micro Main Event XIX

Presentation Scheduled for Tuesday, October 21st at 2:30 PM PT

JACKSONVILLE, FL / Newsfile /October 14, 2025 – Duos Technologies Group, Inc. (“Duos” or the “Company”) (Nasdaq: DUOT), today announced that President Doug Recker and Chief Financial Officer Adrian Goldfarb will present at the 19th Annual Main Event on Tuesday, October 21st at 2:30 PM PT (5:30 PM ET) at the Hotel del Coronado. The joint presentation will highlight Duos’ continued operational progress, growth trajectory, and expansion across Edge Data Centers and digital infrastructure. Investors will also have the opportunity to meet with management in one-on-one sessions to discuss the Company’s financial outlook, capital strategy, and long-term value creation initiatives.

Event: LD Micro Main Event XIX

Date: Tuesday, October 21st

Time: 2:30 PM PT (5:30 PM ET)

Register to watch the Company’s virtual presentation here.

To stay up to date on the Company's most recent developments or to learn more about the Duos story and its revolutionary technology platforms, be sure to follow here or sign up for email alerts here. For more information please contact DUOT@duostech.com or visit the Company's website and social media channels: Website, LinkedIn, X.

Summary of LD Micro Main Event XIX

The 2025 LD Micro Main Event XIX will run from October 19th to the 21st at the Hotel del Coronado in San Diego, California.

The first day will consist of registration, keynote speakers, and some gorgeous views of the Pacific. It will be followed by two full days of company presentations and one-on-one investor meetings concluded with a closing reception.

This three-day event will feature around 120 companies, presenting in half-hour increments, and attending private meetings with investors.

To learn more about LD Micro, visit: http://www.ldmicro.com

To learn more about Freedom US Markets LLC, visit: https://www.freedomcapmkts.com

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiaries, Duos Technologies, Inc., Duos Edge AI, Inc., and Duos Energy Corporation, designs, develops, deploys and operates intelligent technology solutions for Machine Vision and Artificial Intelligence (“AI”) applications including real-time analysis of fast-moving vehicles, Edge Data Centers and power consulting. For more information, visit www.duostech.com , www.duosedge.ai, and www.duosenergycorp.com.

Forward- Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. All forward-looking statements attributable to Duos Technologies Group, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contacts

Corporate

Fei Kwong

Director, Corporate Communications

Duos Technologies Group, Inc. (Nasdaq: DUOT)

904-652-1625

fk@duostech.com